                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                              STONEPATH GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
    3) Filing Party:

       -------------------------------------------------------------------------
    4) Date Filed:

       -------------------------------------------------------------------------

                              STONEPATH GROUP, INC.
                        Two Penn Center Plaza, Suite 605
                             Philadelphia, PA 19102


                                                                 August 24, 2001

Dear Fellow Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Stonepath Group, Inc. (the "Company") which will be held at the Boardroom of The American Stock Exchange, 86 Trinity Place, New York, New York, on Tuesday, October 9, 2001 at 10:00 A.M. local time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

         At the Meeting, stockholders will be asked to:

(1)      elect the Company's directors;


(2) ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001; and


(3) consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         These matters are discussed in greater detail in the accompanying Proxy Statement.


         Your Board of Directors recommends a vote FOR the election of the Company's directors nominated, and FOR the ratification of KPMG LLP as the Company's independent auditors.


         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         A copy of the Annual Report for the year ended December 31, 2000 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         We wish to thank you for your loyal support of the Company and your participation in this process.

                                                Sincerely,



                                                Dennis L. Pelino
                                                Chairman of the Board

                              STONEPATH GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 9, 2001


                                                                 August 24, 2001


To the Stockholders of Stonepath Group, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Stonepath Group, Inc. (the "Company") will be held at the Boardroom of The American Stock Exchange, 86 Trinity Place, New York, New York, on Tuesday, October 9, 2001 at 10:00 A.M. local time, for the following purposes:

(1)      to elect the Company's directors;


(2) to ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001; and


(3) to consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         A copy of the Annual Report for the year ended December 31, 2000 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         Only stockholders of record as of the close of business on August 15, 2001 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

         All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                         By Order of the Board of Directors,



                                         Dennis L. Pelino
                                         Chairman of the Board

                              STONEPATH GROUP, INC.
                        Two Penn Center Plaza, Suite 605
                             Philadelphia, PA 19102


                                 PROXY STATEMENT

         The enclosed proxy is solicited on behalf of the Board of Directors of Stonepath Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the Boardroom of The American Stock Exchange, 86 Trinity Place, New York, New York, on Tuesday, October 9, 2001 at 10:00 A.M. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials were mailed on or about August 24, 2001 to all stockholders entitled to vote at the Meeting.

Record Date and Share Ownership

         Stockholders of record at the close of business on August 15, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date, 20,479,837 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), and 3,799,139 shares of Series C Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), were issued, outstanding and entitled to notice of and to vote as a single class (in the case of the Preferred Stock, on the basis of the number of shares of Common Stock into which each share of Preferred Stock is convertible) on all matters at the Meeting and at any adjournment(s) or postponement(s) thereof. As of the Record Date, each share of Preferred Stock was convertible into one (1) share of Common Stock, and therefore, each share of Preferred Stock is entitled to one vote.

Revocability of Proxies

         The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting by filing with the Secretary of the Company either: (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

Annual Report

         A copy of the Company's Annual Report for the year ended December 31, 2000 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         The mailing address of the Company's executive office is Two Penn Center, Suite 605, Philadelphia, PA 19102.

Quorum and Voting Requirements; Solicitation

         The Company's Bylaws provide that the stockholders holding a majority of the shares issued, outstanding and entitled to vote on the Record Date must be present in person or by proxy at the Meeting to constitute a quorum for the transaction of business at the Meeting.

         Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, the Company intends to apply the principles set forth below. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions and such shares cannot otherwise be voted in accordance with the American Stock Exchange's regulations.

         The vote required for Proposal 2 to ratify the selection of auditors is the affirmative vote of the majority of the shares entitled to vote that are present in person or by proxy at the Meeting. Accordingly, abstentions and broker non-votes have the effect of negative votes with respect to the approval of these Proposals. With respect to Proposal 1, nominees receiving a plurality of the votes cast will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of a director.

         Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the proxy on all other matters presented at the Meeting. For the reasons set forth in more detail in the Proxy Statement, the Board of Directors recommends a vote FOR the election of the Company's directors and FOR the ratification of KPMG LLP as the Company's independent auditors.

         Registered Stockholders (those who hold shares directly rather than through a bank or broker) can simplify their voting by voting via the internet at www.votestock.com. Internet voting information is provided on the Proxy Card. Use of a Log-In Number and Stockholders' Social Security Number or Tax Identification Number is designed to verify Stockholders' identities and allow Stockholders to vote their shares and confirm that their voting instructions have been properly recorded. The Control Number is located above a Stockholder's name and address on the Proxy Card. If a Stockholder holds shares through a bank or broker, the Stockholder will receive separate instructions on the form received from the bank or broker. Although most banks and brokers now offer Internet voting, availability and specific processes will depend on their voting arrangements.

         The cost of this proxy solicitation will be borne by the Company. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy materials to principals and obtaining their proxies.

Shareholder Proposals

         Proposals of stockholders that are intended to be present at our 2002 Annual Meeting of Stockholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received no later than April 26, 2002 in order to be included in the Proxy Statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees for Consideration at the Meeting

         The Bylaws provide that the Board of Directors shall consist of at least one (1), but not more than that number of Directors established from time to time by the affirmative vote of a majority of the Board of Directors. The Board of Directors, in its discretion by majority vote, may increase and decrease the number of directors on the Board of Directors. The Board has resolved to have eight (8) directors. As of and after the date of the Annual Meeting, the number of Directors on the Board will be reduced to seven (7). Each person who is appointed or elected to the Board of Directors will hold that position until the close of the next annual meeting of Stockholders, until he or she ceases to be a director by operation of law or until he or she resigns.

         The seven persons listed below have been nominated by the Board of Directors to serve as directors of the Company. Director Michaela
O'Connor-Abrams has elected not to stand for reelection for an additional one-year term as director.

         Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as directors until the end of their respective terms or until his/her successor is elected and qualified. The Company is not aware of any reason that any nominee will be unable to serve or will decline to serve as a director. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as shall be nominated by management.

                     INFORMATION ABOUT NOMINEES FOR DIRECTOR

         The following table sets forth certain information with respect to each of the nominees for director and their current positions with the Company.

                                                                            Year in Which
                                                                            Service as a
Director's Name and Age                 Principal Occupation               Director Began
-----------------------                 --------------------              ---------------
Dennis L. Pelino, 53                    Chairman of the Board of                 2001
                                          Directors and Chief
                                           Executive Officer

Andrew P. Panzo, 37                       President and Vice-                    1999
                                        Chairman of the Board of
                                                Directors

David R. Jones, 52                              Director                         2000

Aloysius T. Lawn, IV, 42                        Director                         2001

Robert McCord, 42                               Director                         2001

Douglas Coates, 58                              Director                         2001

Frank Palma, 64                                 Director                         2001


Dennis L. Pelino

         Mr. Pelino has served as our Chairman of the Board of Directors and Chief Executive Officer since June 21, 2001. Mr. Pelino has over two decades of executive experience in the logistics industry. From 1986 to 1999, he was employed by Fritz Companies, Inc., initially as director of International Operations and Sales and Marketing, in 1993 as its Chief Operating Officer and commencing in 1996, also as its President. Mr. Pelino was also a member of the Board of Directors of Fritz Companies from 1991 to 1999. During Mr. Pelino's tenure, he acquired or started over 50 companies for Fritz as it became one of the leading global logistics companies. Prior to Fritz, Mr. Pelino held senior executive positions in the container shipping industry and in the domestic full-service truck leasing industry. Most recently, from 1999 through 2001, Mr. Pelino has been involved as a director and principal of a number of private ventures which explored opportunities in the logistics industry and which provided consulting services relative to business opportunities in Latin America, China and other Far Eastern regions.


Andrew P. Panzo

         Mr. Panzo has served as our Vice-Chairman of the Board of Directors and President since June 21, 2001. Mr. Panzo had previously served as the Company's Chairman and Chief Executive Officer from January 1999 until June 21, 2001. From October 1993 to June 1999, Mr. Panzo was a managing director at American Maple Leaf Financial Corporation, a boutique investment banking firm located in Philadelphia, Pennsylvania. Mr. Panzo was one of the original founders of NetValue, Inc. in September 1996. Mr. Panzo received a Masters degree in International Business and Finance from Temple University.

David R. Jones

         Mr. Jones has served as a member of our Board of Directors since September 2000. Mr. Jones has been President of DR Jones Financial, Inc., a privately-held consulting firm since its formation in September 1995. He is presently a director of Financial Asset Securities Corporation, an affiliate of Greenwich Capital Markets, Inc. Prior to forming DR Jones Financial, Inc., Mr. Jones was Senior Vice President-Asset Backed Finance of Greenwich Capital Markets, Inc. from 1989 to 1995. Mr. Jones served as a Vice President, and subsequently as a Managing Director of The First Boston Corporation, an investment banking firm, from 1982 to 1989 and as Manager-Product Development of General Electric Credit Corp., an asset-based lender and financial services company, from 1981 to 1982. Mr. Jones is a graduate of Harvard College and has a Masters Degree in business administration from the Amos Tuck School of Business Administration.

Aloysius T. Lawn, IV

         Mr. Lawn has served as a member of our Board of Directors since February 2001. Mr. Lawn is the Executive Vice President - General Counsel and Secretary of TALK.com, an integrated communications service provider with programs designed to benefit the residential and small business markets. Prior to joining Talk.com in 1996, Mr. Lawn was an attorney in private practice with extensive experience in private and public financings, mergers and acquisitions, securities regulation and corporate governance from 1985 through 1995. He graduated from Yale University and Temple University School of Law.

Robert McCord

         Mr. McCord has served as a member of our Board of Directors since March 2001. He is also a Managing Director of PA Early Stage, an affiliated fund of Safeguard Scientifics Inc. At PA Early Stage, which he co-founded in 1997, Mr. McCord specializes in business development for their portfolio companies. He also serves as President & CEO of the Eastern Technology Council, a consortium of more than 1,200 technology-oriented companies. At the Technology Council he provides contacts, capital and information for senior executives. Mr. McCord co-founded and also serves as a principal of the Eastern Technology Fund, which provides seed and early-stage funding for technology companies in the eastern corridor. Previously, he served as Vice President of Safeguard Scientifics, Inc., a leader in identifying, developing and operating premier technology companies. Before joining Safeguard, Mr. McCord spent a decade on Capitol Hill where he served as Chief of Staff, Speechwriter and Budget Analyst in a variety of congressional offices. He specialized in budget and deregulatory issues and, as CEO of the bipartisan Congressional Institute for the Future, he ran a staff which tracked legislation and provided policy analyses and briefings. He earned his Bachelor's degree, with high honors, from Harvard University and his MBA from the Wharton School.

J. Douglass Coates

         J. Douglass Coates has served as a member of our Board of Directors since August 2001. He has been Principal of Manalytics International, Inc., a transportation, logistics and supply chain consulting firm based in San Francisco, California, since 1992. He was previously president, ACS Logistics, a division of American President Lines, and President of Milne Truck Lines, then a subsidiary of the Sun Company. Mr. Coates holds a Bachelor of Science degree in engineering from The Pennsylvania State University and an MBA from the Wharton School of the University of Pennsylvania.

Frank Palma

         Frank Palma has served as a member of our Board of Directors since August 2001. Mr. Palma has significant experience in the field of executive search and human resources. Since August 2000, Mr. Palma has been the principal and Chief Executive Officer of Frank Palma Associates, LLC, an executive recruiting firm. Briefly before that, he was the Chief Operating Officer of Global Sources, Inc., a human resources firm, and from 1985 to 2000, he was an Executive Vice President with Goodrich & Sherwood Associates, Inc., a human resource consulting services firm.. Mr. Palma holds a Bachelor of Science degree in Business Management from the City College of New York and has completed graduate course work at Cornell University and New York University.

                      INFORMATION ABOUT EXECUTIVE OFFICERS

                                                                                            Year in Which
                                                                                            Service as an
 Officer's Name and Age                                 Office                              Officer Began
 ----------------------                                 ------                              -------------
Dennis L. Pelino, 53                           Chairman of the Board of                          2001
                                             Directors and Chief Executive
                                                       Officer

Andrew P. Panzo, 37                          Vice-Chairman of the Board of                       2000
                                                Directors and President

Stephen M. Cohen, 45                             Managing Director and                           2000
                                                    General Counsel

James F. Elwell, 34                            Vice-President of Finance,                        2000
                                                Treasurer, and Principal
                                                   Accounting Officer


         For biographical information regarding Messrs. Pelino and Panzo, please see their biographies under "Information about Nominees for Director" set forth above.

Stephen M. Cohen

         Mr. Cohen has served as the Company's Senior Vice President, General Counsel and Secretary since April 2000. Since 1980, Mr. Cohen has been engaged in the practice of law, having most recently been a shareholder of Buchanan Ingersoll Professional Corporation from March 1996 to April 2000 and a partner of Clark Ladner, Fortenbaugh & Young from March 1990 to March 1996. Mr. Cohen's practice focused on corporate finance and federal securities matters. He received a B.S. from the School of Commerce and Finance of Villanova University, a J.D. from Temple University and a L.L.M. in Taxation from Villanova University School of Law.

James F. Elwell

         Mr. Elwell has served as our Vice-President of Finance and Controller since February 2000 and as our Treasurer and Principal Accounting Officer since June 2000. Prior to joining our management team, Mr. Elwell was a Senior Manager at Ernst & Young, LLP from October 1990 through February 2000, where he practiced public accounting and led engagements over securities offerings, acquisitions, dispositions and financial audits for clients within the financial services industry. Mr. Elwell received a BA in Economics from the University of California at Berkeley.

Board Meetings

         During the year ended December 31, 2000, the Board of Directors held 7 meetings and acted by unanimous consent on 9 occasions. Additionally, there was one Audit Committee meeting held during 2000. During 2000, each Board member attended 75% or more of the meeting held by the Board and any committee which such Director served.

Board Committees

         Audit Committee

         During the year ended December 31, 2000, the Board of Directors established an Audit Committee. The Audit Committee is responsible for reviewing the Company's financial and accounting practices and making recommendations concerning the engagement of its independent auditors. The members of the Audit Committee presently are Michela O'Connor-Abrams, David R. Jones and Aloysius T. Lawn, IV. It is expected that if elected a Director, Frank Palma will replace Ms. O'Connor-Abrams on the committee.

         Compensation Committee

         In January 2001, the Board of Directors established a Compensation Committee. The Compensation Committee is responsible for determining the compensation of the officers and employees of the Company and administering the Company's stock option plan. The Members of the Compensation Committee are Michela O'Connor-Abrams, David R. Jones and Aloysius T. Lawn, IV. It is expected that if elected a Director, Frank Palma will replace Ms. O'Connor-Abrams on the committee.

                           VOTE REQUIRED FOR APPROVAL

         Nominees receiving a plurality of the votes cast will be elected as Directors. An abstention or failure to vote on this Proposal will not be considered in determining the number of affirmative and negative votes cast by stockholders on Proposal 1.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                          FOR THE COMPANY'S DIRECTORS.

                                   PROPOSAL 2


          RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S
           INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001

         KPMG LLP has been selected by the Board of Directors to serve as the independent auditors for the Company for the fiscal year ending December 31, 2001. Representatives of KPMG LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

         The Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the stockholders do not approve the selection of KPMG LLP as the Company's independent auditors.

         During the 2000 calendar year, KPMG LLP and its affiliates provided the Company with audit and other


         Audit Fees:

         The aggregate fees billed by KPMG LLP, during the 2000 calendar year for the audit of the Company's financial statements for such year and the review of the Company's interim financial statements..............................................................$177,850

         Financial Information Systems Design and Implementation Fees:..$0

         All Other Fees:

         The aggregate fees billed by KPMG LLP during the 2000 calendar year for professional services other than audit fees consisted primarily of fees relating to the review of tax matters and certain SEC filings, as well as attendance at Company meetings and procedures performed related to significant transactions............................................................$232,562

         The Audit Committee has determined the rendering of non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares entitled to vote at the Meeting that are present in person or by proxy is required for ratification of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. An abstention or failure to vote on this Proposal is not an affirmative vote; and therefore, will have the same effect as a negative vote on this Proposal at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP
         AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

    SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND BENEFICIAL OWNERS
              OF GREATER THAN 5% OF THE COMPANY'S VOTING SECURITIES

         The following tables set forth information with respect to the beneficial ownership of Common stock and Preferred Stock owned, as of August 15, 2001, by:

         o the holders of more than 5% of any class of the Company's voting securities;

         o     each of the directors;

         o     each of the executive officers; and

         o     all directors and executives officers of the Company as a group.

         As of August 15, 2001, an aggregate of 20,479,837 shares of Common Stock and 3,799,139 shares of Series C Preferred Stock were issued and outstanding. For purposes of computing the percentages under the following tables, it is assumed that all options and warrants to acquire Common or Preferred Stock which have been issued to the directors, executive officers and the holders of more than 5% of Common or Preferred Stock and are fully vested or will become fully vested within 60 days of the date of this Proxy statement have been exercised by these individuals and the appropriate number of shares of common and Preferred Stock have been issued to these individuals.

                                  COMMON STOCK

                                                                            Shares Owned
                                                                          Beneficially and
Name of Beneficial Owner                    Position                       of Record (1)         Percentage of Class
------------------------                    --------                       -------------         -------------------
Rozel International Holdings, Ltd.          Beneficial Owner                  1,141,758                  5.58%
Whitehill House
Newby Road, Industrial Estate
Hazel Grove, Stockport
Cheshire, United Kingdom
SK7 5DA

Michael Karp                                Beneficial Owner                  1,338,150                  6.53%
University City Housing
1062 Lancaster Avenue
Suite 30B
Rosemont, PA 19010

Andrew P. Panzo (2)                         Officer, Director                 1,004,476                  4.66%

Dennis L. Pelino (3)                        Officer, Director                   171,222                    *

Stephen M. Cohen (4)                        Officer                             281,017                  1.36%

James F. Elwell (5)                         Officer                              76,665                    *


                                                                            Shares Owned
                                                                          Beneficially and
Name of Beneficial Owner                    Position                       of Record (1)         Percentage of Class
------------------------                    --------                       -------------         -------------------
David R. Jones (6)                          Director                             75,000                    *

Michela O'Connor-Abrams (7)                 Director                             25,000                    *

Aloysius T. Lawn, IV (8)                    Director                                  0                    *

Robert McCord (9)                           Director                             50,000                    *

Douglas Coates (8)                          Director                                  0                    *

Frank Palma (8)                             Director                                  0                    *

All directors and executive officers as a                                     1,683,380                  7.73%
group (10 people)

(*)      Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 850,000 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of August 15, 2001. Does not include 420,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of August 15, 2001.

(3) Does not include 1,800,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of August 15, 2001.

(4) Includes 279,167 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of August 15, 2001. Does not include 770,833 shares of Common Stock issuable pursuant to options not presently exercisable within 60 days of August 15, 2001.

(5) Includes 76,665 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of August 15, 2001. Does not include 173,335 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of August 15, 2001.

(6) Includes 25,000 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of August 15, 2001. Does not include 25,000 shares of Common Stock issuable pursuant to options not presently exercisable within 60 days of August 15, 2001.

(7) Includes 25,000 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of August 15, 2001. Does not include 25,000 shares of Common Stock issuable pursuant to options not presently exercisable within 60 days of August 15, 2001.

(8) Does not include 50,000 shares of Common Stock issuable pursuant to options not presently exercisable within 60 days of August 15, 2001.

(9) Include 50,000 shares of Common Stock issuable upon the exercise of vested options and options which vest within 60 days of August 15, 2001. Does not include 50,000 shares of Common Stock issuable pursuant to options not presently exercisable within 60 days of August 15, 2001.

                            SERIES C PREFERRED STOCK

                                                  Shares of
                                          Series C Preferred Stock
                                           Owned Beneficially and
Name of Beneficial Owner                        of Record (1)            Percentage of Class
------------------------                        -------------            -------------------
Brown Simpson Partners I, Ltd.                       947,434                    24.80%
Carnegie Hall Tower
152 West 57th Street, 21st Fl.
New York, NY 10019

Montrose Investments Ltd.                            663,203                    17.39%
300 Crescent Ct., Suite 700
Dallas TX 75201

The Raptor Global Portfolio, Ltd.                    471,633                    12.38%
40 Rowes Wharf, 2nd Fl.
Boston, MA 02110

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Series C Preferred Stock beneficially owned by them. These share amounts do not include the warrants to purchase up to 3,000,000 shares of Common Stock which the Company has agreed to issue to holders of the Company's Series C Preferred Stock as of July 18, 2002 as more fully discussed in "Certain Relationships and Related Transactions - Contingent Warrants."

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based Solely on the Company's review of copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations from certain reporting persons, we believe that during fiscal 2000 all reporting persons timely complied with all filing requirements applicable to them.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of three directors who are not employees of the Company and who are considered "Independent" under the rules of The American Stock Exchange.

         Role of Committee. The Compensation Committee establishes, oversees and directs the Company's executive compensation programs and policies and administers the Company's stock option and long-term incentive plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, business financial performance and enhanced stockholder value.

         The Compensation Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all stock option grants and cash incentive awards to all key employees. The Compensation Committee reviews and administers the Company's Amended and Restated 2000 Stock Incentive Plan.

         The Compensation Committee's objectives include (i) attracting and retaining exceptional individuals as executive officers and (ii) providing key executives with motivation to perform to the full extent of their abilities, to maximize Company performance and deliver enhanced value to the Company's stockholders. Because the Company is at an early point in its efforts to develop and implement its business strategy, the Compensation Committee believes it is important to place a greater percentage of executive officers' total compensation, principally in the form of equity, at risk through the grant of stock options whose value is derived from the performance of the business and value of the Common Stock. Executive compensation consists primarily of an annual salary, annual bonuses linked to the performance of the Company and long-term equity-based compensation.

         Compensation. In the past year, the Company has experienced significant market turmoil as a result of a fundamental shift in the securities market's valuation of Internet-related companies generally and technology incubators and accelerators specifically. As a result the Compensation Committee did not believe that it would be appropriate to make cash bonus payments to the executive officers of the Company for performance in 2000. However, the Compensation Committee recognized the performance of the executive officers in preserving the Company's cash assets and recognizing the need to reorient the business strategy of the Company. The Committee weighed heavily in its analysis management's implementation of a new strategic direction for the Company. This also included management's reorganization of the Company's finances through cost-cutting and other measures, as well as management's ability to successfully negotiate the changed business strategy with the preferred stockholders, the results from which should benefit all stockholders. In addition, the Compensation Committee recognized the need to implement a compensation program to serve as an incentive to retain qualified executive in light of the significant deterioration in the market for technology-oriented companies.

         As a result, in the Company's changing business model the Compensation Committee believed that it was necessary to revisit the employment arrangements with the Company's senior executive officers. To this end, the Compensation Committee retained an independent compensation consultant to review proposed new employment agreements for the Company's chief executive officer and general counsel which increased base salary for the chief executive officer and for the general counsel, although the general counsel's cash payments (taking in loans made by the Company) remained constant. The increase in the executives' compensation was justified on the increasing responsibilities imposed on them in implementing the Company's new business strategy; however, the proposed compensation remained below comparable opportunities available to them. In recognition of the fact that existing options were priced based upon market conditions no longer present, the Compensation Committee recommended the grant of new options to provide and incentive to retain these key executives through the transition of the Company's business.

         The members of the Compensation Committee met with the compensation consultant to discuss these arrangements and the considerations which should be employed by the Company in setting executive compensation. The compensation consultant reviewed this information and other information available to them and concluded that the new arrangements were well within competitive practices and are sufficiently aligned with the Company's new business strategy.

         With respect to the compensation package provided to Denis Pelino in June 2001, the Company's goal was to provide Mr. Pelino with a package consistent with the Company's compensation policies while at the same time facilitating the implementation of the Company's change in business strategy. In retaining a candidate such as Mr. Pelino, the Company was faced with the challenge of presenting him with an overall compensation package that was competitive with other opportunities, including several firm offers, that he was considering at the time he agreed to join the Company. The Company was successful in both retaining a talented candidate and arriving at a package that bases a significant percentage of Mr. Pelino's overall compensation on the achievement of aggressive economic performance targets included in both his employment agreement and the terms of his option grant. That package was approved by action of the full Board of Directors.

         The Compensation Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options and performance-based stock options have helped develop a senior management group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

                                         COMPENSATION COMMITTEE OF THE
                                         BOARD OF DIRECTORS
                                         David R. Jones, Chairman
                                         Aloysius T. Lawn, IV
                                         Michela O'Connor-Abrams

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the compensation paid or accrued for the three fiscal years ended December 31, 2000 to or for the benefit of our Chief Executive Officer and our other executive officers whose cash compensation exceeded $100,000 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                       Long-Term
                                                                                     Compensation
                                                       Annual Compensation              Awards
                                                       -------------------              ------
                                                                                                         All Other
  Name and Principal Position                         Salary          Bonus        Number of Options    Compensation
  ---------------------------                         ------          -----        -----------------    ------------
Andrew P. Panzo, Vice Chairman            2000        $148,147               -                 -                 -
of the Board of Directors and President,  1999        $ 87,500               -         1,020,000                 -
former Chief Executive Officer            1998               -               -                 -                 -
                                                                                                                 -
Lee C. Hansen, Former                     2000        $150,000               -                 -                 -
President and Director                    1999        $ 34,615               -           900,000                 -
                                          1998               -               -                 -                 -

Stephen M. Cohen,                         2000        $103,927               -           300,000                 -
Senior Vice-President, General            1999               -               -                 -                 -
Counsel and Secretary                     1998               -               -                 -                 -

Thomas Aley                               2000        $150,000               -           900,000                 -
Former Managing Director -                1999        $ 23,077        $ 50,000                 -                 -
Business Development                      1998               -               -                 -                 -


Employment Agreements

                  On June 21, 2001, we entered into a five-year employment agreement with Mr. Pelino. In addition to an annual base salary of $250,000, Mr. Pelino's employment agreement provides for bonus compensation based upon the achievement of certain target objectives, as well as bonuses declared at the discretion of our Board of Directors. Pursuant to the employment agreement, Mr. Pelino is also entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Mr. Pelino's employment agreement provides he is entitled to receive options to purchase 1,800,000 shares of our common stock. The options do not vest until Mr. Pelino has been employed by us for four consecutive years. However, the options provide for accelerated vesting in the event, among other things, we achieve agreed upon annual financial performance targets relating, primarily, to our audited net income before taxes for the years ending December 31, 2002, 2003 and 2004.

         As of April 19, 2001, we entered into a three-year employment agreement with Mr. Panzo that had the effect of amending and restating our prior employment agreement with him, entered into in June 1999. In addition to an annual salary of $210,000, Mr. Panzo's employment agreement provides for bonus compensation at the discretion of our Board of Directors. Pursuant to the employment agreement, Mr. Panzo is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Mr. Panzo's employment agreement provides he is entitled to receive options to purchase 1,450,000 shares of our common stock, 1,200,000 of which were granted in June 1999 at an exercise price of $1.00 per share and 250,000 of which were granted in April 2001 at an exercise price of $.60 per share. Of the options granted in June 1999, options to purchase 850,000 shares of common stock are currently vested or will vest within 60 days of August 15, 2001 and the balance of the options vests pro rata on a monthly basis through June 2002. In September 1999, Mr. Panzo agreed to reduce his June 1999 option award and surrendered 180,000 options. Of the options granted in April 2001, options to purchase 125,000 shares vest at the time we complete a material business combination. The balance of these options vest once our common stock achieves an average price of $2.50 per share for a period of twenty consecutive trading days.

                  As of April 19, 2001, we entered into a three-year employment agreement with Mr. Cohen that had the effect of amending and restating our prior employment agreement with him entered into in April 2000. In addition to an annual salary of $250,000, Mr. Cohen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Cohen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. We have awarded Mr. Cohen options to purchase 1,050,000 shares of common stock, 300,000 of which were granted in April 2000 at an exercise price of $6.75 and 750,000 of which were granted as of April 19, 2001 at an exercise price of $.60. Of the options granted in April 2000, options to purchase 154,167 shares of our common stock are currently vested and the balance of the options vests pro rata on a monthly basis through April 17, 2004. Of the options granted as of April 19, 2001, options to purchase 125,000 shares are currently vested and the balance of the options vests pro rata on a monthly basis through April 19, 2004.

         In February 2000, we entered into a letter agreement with James F. Elwell pursuant to which Mr. Elwell serves as Treasurer, Principal Accounting Officer, and Vice President-Finance. As subsequently modified, this agreement provides Mr. Elwell with an annual salary of $185,000. We awarded Mr. Elwell options to purchase 220,000 shares of common stock, 120,000 of which were granted in February 2000 at an exercise price of $10.032 per share, and 100,000 of which were granted as of April 19, 2001 at an exercise price of $.60 per share. Of the options granted in February 2000, options to purchase 50,000 shares of common stock are currently vested, and the balance of the options vests pro rata on a monthly basis through February 28, 2004. Of the options granted in April 2001, options to purchase 16,665 shares are currently vested and balance of the options vests pro rata on a monthly basis through April 19, 2004.

Change in Control Arrangements

         Several of the aforementioned employment agreements provide the employee with the following rights upon a change of control:

         Our President and General Counsel are each employed under agreements that contain change in control arrangements. If employment is terminated following a change in control (other than for cause), then we must pay the terminated employee a termination payment equal to 2.99 times his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment. In addition, all of his unvested stock options shall immediately vest as of the termination date of his employment agreement due to a change in control.

         In each of these employment agreements, a change in control is defined as the occurrence of any one of the following:

         o any "Person" (as the term "Person" is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934), except for the effected employee, becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;

         o there occurs a contested proxy solicitation of our stockholders that results in the contesting party obtaining the ability to vote securities representing 50% or more of the combined voting power of our then-outstanding securities;

         o there occurs a sale, exchange, transfer or other disposition of 50% or more in value of our assets to another Person or entity, except to an entity controlled directly or indirectly by us;

         o there occurs a merger, consolidation or other reorganization involving us in which we are not the surviving entity and in which our stockholders prior to the transaction continue to own less than 50% of the outstanding securities of the acquiror immediately following the transaction, or a plan involving our liquidation or dissolution other than pursuant to bankruptcy or insolvency laws is adopted; or

         o during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

         Notwithstanding the foregoing, a "change of control" is not be deemed to have occurred (i) in the event of a sale, exchange, transfer or other disposition of substantially all of our assets to, or a merger, consolidation or other reorganization involving, us and any entity in which the effected employee has, directly or indirectly, at least a 25% equity or ownership interest; or
(ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out".

Directors Compensation

         Messrs. Pelino and Panzo receive no compensation for serving on the Board except for reimbursement of reasonable expenses incurred in attending meetings. Non-employee directors are paid $1,250 per month, provided that each member attends 75% of all meetings. In addition, each of our non-employee directors received an option to purchase 50,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the trading day prior to the date of grant. 50% of these options vest on the first anniversary of the director's membership on the Board, and the balance vest on the second anniversary of Board membership. In addition to his compensation as a Director, Mr. McCord received compensation under a consulting agreement as further described in "Certain Relationships and Related Transactions."

         The following table sets forth information on option grants in fiscal 2000 to the Named Executive Officers.

                        Option Grants in Last Fiscal Year

                                     % of Total                                         Potential Realizable Value at Assumed
                                       Options                                         Annual Rates of Stock Price Appreciation
                                     Granted to              Market                                 for Option Term
                         Number of    Employees              Price on                  ------------------------------------------
                          Options     in Fiscal   Exercise   Date of     Expiration
         Name             Granted       Year        Price     Grant         Date
         ----             -------       ----        -----     -----         ----
                                                                                          0%             5%             10%
                                                                                          --             --             ---
Andrew P. Panzo                   -            -          -         -            n/a            -               -              -

Lee C. Hansen                     -            -          -         -            n/a            -               -              -
(former Officer)

Stephen M. Cohen            300,000       10.57%      $6.75     $6.75    April, 2010            -      $1,273,512    $ 3,227,328

Thomas Aley (former         900,000       31.71%      $1.00     $6.75    April, 2010   $5,175,000      $8,995,535    $14,856,985
Officer)


The following table sets forth information concerning year end option values for fiscal 2000 for the Named Executive Officers. All options were out-of-the-money based on the closing bid price of our common stock on December 31, 2000 of $0.50.

                          Fiscal Year End Option Values


                                                      Number of Unexercised Options       Value of Unexercised In-the-Money Options
                             Shares                         at Fiscal Year End                      at Fiscal Year End
                           Acquired on     Value      -----------------------------       -----------------------------------------
          Name              Exercise      Realized     Exercisable     Unexercisable       Exercisable          Unexerciseble
          ----              --------      --------     -----------     -------------       -----------          -------------
Andrew P. Panzo                    -           -         600,000          420,000                  -                     -

Lee C. Hansen (former              -           -         427,500          472,500                  -                     -
Officer)

Stephen M. Cohen                   -           -          50,000          250,000                  -                     -

Thomas Aley (former                -           -         316,667          583,333                  -                     -
Officer)


                                  Stock Options

         Effective as of June 1, 2000 (with amendments effective as of July 31,
2000), the Company adopted and implemented the "Amended and Restated Stonepath Group, Inc. 2000 Stock Incentive Plan," (the "Plan") which covers 5,000,000 shares of common stock. Under its terms, employees, officers and directors of the Company and its subsidiaries are currently eligible to receive non-qualified stock options, restricted stock awards, and, incentive stock options within the meaning of Section 422 of the Code. In addition, advisors and consultants who perform services for the Company or its subsidiaries are eligible to receive non-qualified stock options under the Plan. The Plan is administered by the Board of Directors or a committee designated by the Board of Directors.

         All stock options granted under the Plan are exercisable for a period of up to ten (10) years from the date of grant. The Company may not grant incentive stock options pursuant to the Plan at exercise prices which are less than the fair market value of common stock on the date of grant. The term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the issued and outstanding common stock may not exceed five years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of common stock on the date of grant.

         The Plan contains certain limitations on the maximum number of shares of common stock that may be awarded in any calendar year to any one individual for the purposes of Section 162(m) of the Code. As of August 15, 2001, options to purchase 1,741,000 shares of common tock were outstanding under the Plan. These stock options have exercise prices ranging from $0.50 to $4.00 per share.

         In addition to the stock options covered by the Plan, the Company has outstanding options to purchase 4,441,458 shares of common stock. At August 15, 2001, these options were outstanding at the following exercise prices:

      Number of Stock Options                 Exercise Price
      -----------------------                --------------
             3,875,833                         $.82 - $1.00
               135,625                        $1.01 - $5.00
               430,000                        $5.01 - $10.03
             ---------
             4,441,458

                            PERFORMANCE PRESENTATION

         The following graph shows the total stockholder return of an investment of $100 in cash on November 24, 1998 (the Company's first day of trading on the NASDAQ Over-the-Counter Bulletin Board Trading System) for the Company's Common Stock and an investment of $100 in cash on that day for (i) the NASDAQ Market Index, (ii) the AMEX Market Index and (iii) a peer group consisting of CMGI, Inc., Divine Inc., Frontline Capital Group, Internet Capital Group, Inc., Rare Medium Group, Inc. and Safeguard Scientific, Inc. weighted by their market capitalization. Historic stock performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of any dividends and are calculated daily.

                            CUMULATIVE TOTAL RETURN
                       AMONG STONEPATH GROUP, INC., AMEX
                     MARKET INDEX, NASDAQ MARKET INDEX AND
                                PEER GROUP INDEX


                               [GRAPHIC OMITTED]


                                      11/24/98          12/31/98          12/31/99           12/31/00
STONEPATH GROUP, INC.                 $100.00            $123.46           $217.28            $9.88
PEER GROUP INDEX                      $100.00            $121.58          $1119.14            $47.77
AMEX MARKET INDEX                     $100.00            $103.29           $128.78           $127.20
NASDAQ MARKET INDEX                   $100.00            $113.16           $199.58           $125.44

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                              STONEPATH GROUP, INC.

         The following is the report of the Audit Committee for the year ended December 31, 2000. The Audit Committee is composed of three directors, each of whom meets The American Stock Exchange's independence standards. The Audit Committee operates under a written charter adopted by the Board of Directors in 2000. The Audit Committee as a whole meets regularly with the Company's management and independent auditors to discuss the adequacy of the Company's internal control environment and financial reporting, accounting matters, audit results, and compliance with its corporate responsibility program.

         In carrying out its responsibilities and fulfilling obligations under its charter, the Audit Committee, among other things:

o reviewed with the independent auditors their audit plans, audit scope, and identified audit risks;

o discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as modified or supplemented, including, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

o obtained from the independent auditors a written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees";

o discussed with the independent auditors any relationships that may impact their objectivity and independence, and generally satisfied itself that the auditors are independent;

o revewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2000 with management and the independent auditors;

o obtained from management the representation that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States; and

o discussed with management and the independent auditors the quality and adequacy of the Company's internal controls.

         Based on its review, analysis and discussions with management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors (and the Board approved) that the Company's audited consolidated financial statements for the three years ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Audit Committee and the Board, in recognition and consideration of the recommendation of management, have also recommended, subject to shareholder ratification, the selection of the Company's independent auditors for 2001.


                                         AUDIT COMMITTEE OF THE BOARD OF
                                         DIRECTORS
                                         David R. Jones, Chairman
                                         Aloysius T. Lawn, IV
                                         Michela O'Connor-Abrams

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         LJ Soldinger Associates completed the audit of our consolidated financial statements for the year ended December 31, 1998. In February 2000, we dismissed LJ Soldinger Associates as our independent accounting firm and we engaged KPMG LLP as our independent accounting firm. KPMG LLP completed the audits of our consolidated financial statements for the years ended December 31, 1999 and 2000. LJ Soldinger Associates has confirmed that they did not have any disputes or disagreements with our management regarding accounting principles or practices, financial disclosure or auditing scope of procedures.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Contingent Warrants

         In February 2001, we received the consent from the holders of more than two-thirds of our issued and outstanding shares of Series C Preferred Stock to modify the use of proceeds provisions as originally defined within the Series C Preferred Stock Purchase Agreement. As amended, we may now use the proceeds from the sale of the preferred stock to make any investments in the ordinary course of our business, as from time-to-time determined by our Board of Directors, or for any other business purpose approved by the Board of Directors. Previously, we were limited to use the proceeds to investments in early-stage Internet companies.

         In exchange for this consent we agreed to:

         (i) issue to the holders of our Series C Preferred Stock as of July 18, 2002, warrants to purchase up to a maximum of 3,000,000 shares of our common stock at an exercise price of $1.00 per share if the then-effective conversion price of the Series C Preferred Stock (the "Target Price") is greater than the lesser of (a) $6.00 per share; or (b) the market price of our common stock at such time (but not less than $5.00 per share). The number of such warrants to be issued will be that number which, assuming all of the Series C Preferred Stock is converted and all warrants to purchase 416,667 shares of Common Stock issued in conjunction with the issuance of the Series C Preferred Stock and all Series C Contingent Warrants are exercised, is sufficient to reduce the average cost of the holders' investment in the Company to the Target Price; and

         (ii) reduce to $1.00 per share the exercise price of the existing warrants to purchase approximately 400,000 shares of our common stock held by the holders of our Series C Preferred Stock as of July 18, 2002.

         As a condition to receiving the new warrants and the reduction in the exercise price of the existing warrants, the holders of the Series C Preferred Stock will convert their shares of Preferred Stock into shares of our common stock.

Agreement with Former Officer and Director

         On June 22, 2001, we entered into an agreement with Lee Hansen, our former President, in which the parties agreed to terminate Mr. Hansen's September 15, 1999 employment agreement with us. In the agreement, we agreed to pay Mr. Hansen $ 85,000, to continue Mr. Hansen and his family on our medical plan for an additional six (6) months and to accelerate the vesting of options to purchase 135,000 shares of our common stock that otherwise would not have vested as a result of the termination of his employment with us. As a result, Mr. Hansen holds currently exercisable options to purchase 697,500 shares of our Common Stock at an exercise price of $1.00 per share.

Amendment and Restatement of Employment Arrangements with Executive Officers

         Effective April 19, 2001, we amended certain of the terms of our employment arrangements with Stephen M. Cohen, our Senior Vice President and General Counsel, and James F. Elwell, our Vice President - Finance. The details of the changes to those two arrangements is provided under the heading "Employment Agreements" which may be found earlier in this Proxy Statement.

Consulting Arrangement with Principal Stockholder of Series C Preferred Stock

         We have entered into an arrangement with Brown Simpson Partners I, Ltd. (the "Brown Simpson Fund") to provide advisory services for us from time to time. Under the arrangement, the Brown Simpson Fund will provide ongoing advice regarding possible acquisition projects in which we may be involved. The Brown Simpson Fund is the beneficial owner of 947,434 shares of our Series C Preferred Stock (24.8% of the Series C Preferred Stock outstanding as of August 15, 2001). We have agreed to issue to the Brown Simpson Fund a warrant to purchase 100,000 shares of our Common Stock at an exercise price of $.82 per share (the market value of our Common Stock on the date we entered our arrangement with the Brown Simpson Fund) at the time we complete an acquisition transaction on which the Brown Simpson Fund has provided advisory services.

Recapitalization of Securities Issued in Strategicus Merger.

         We completed our merger with Strategicus Partners, Inc. on July 30, 1999. Subject to vesting provisions described in the merger agreement, we issued the following shares of our capital stock to the stockholders of Strategicus Partners, Inc.:


                            Vested Shares of        Unvested Shares       Vested Shares of Series A        Shares Series A
                              Common Stock          of Common Stock             Preferred Stock            Preferred Stock
                              ------------          ---------------             ---------------            ---------------
Douglas Spink                    239,847               1,641,310                     73,678                     504,187
Barry Uphoff                     120,394               1,760,763                     36,983                     540,882
Darr Aley                        120,394               1,760,763                     36,983                     540,882
Stephen George                   120,394               1,760,763                     36,983                     540,882
                                 -------               ---------                    -------                   ---------
TOTAL                            601,029               6,923,599                    184,627                   2,126,833
                                 =======               =========                    =======                   =========

         Following the completion of the merger, Messrs. Spink, Uphoff, Aley and George joined the Board of Directors. Subsequently, Mr. Spink resigned from the Board of Directors during the first quarter of 2000 and Mr. Uphoff resigned from the Board of Directors in May 2000. The unvested shares of capital stock listed above were intended to vest ratably on a monthly basis over periods ranging from 24 months to 48 months based on the individual stockholder's continued employment or engagement as a consultant with us.

         Following the merger with Strategicus Partners, Inc., the securities issued in the merger were recapitalized in several stages as follows:

         o In September 1999, we issued 2,898,788 shares of our common stock in exchange for all 4,831,312 issued and outstanding shares of Series A Preferred Stock. Of this amount, Messrs. Spink, Uphoff, Aley and George received a total of 1,386,876 shares of common stock in exchange for the cancellation of all of their 2,311,460 shares of Series A Preferred Stock.

         o On August 31, 1999, each of Messrs. Uphoff, Aley and George agreed to immediately cancel all of their 6,255,876 unvested shares of common stock valued at $37,927,669 (consisting of 5,282,289 unvested shares of common stock pursuant to the merger with Strategicus Partners, Inc. and 973,587 unvested shares of common stock in the Series A Preferred Stock described above) in exchange for options to purchase a total of 6,255,876 shares of common stock. Each of these options has an exercise price of $1.00 per share and will be subject to the same vesting provisions that applied to the unvested shares of common stock as described in the merger agreement with Strategicus Partners, Inc.

         o During September 1999, each of Messrs. Uphoff, Aley, George and Panzo agreed to surrender options to purchase 180,000 shares of common stock valued at $646,884. On September 13, 1999, Mr. Spink agreed to cancel 180,000 of his unvested shares of common stock.

         o During January 2000, each of Messrs. Uphoff, Aley and George agreed to surrender options to purchase 1,217,876 shares of common stock.

         o During May 2000, each of Messrs. Uphoff and Aley agreed to surrender options to purchase 355,000 shares of common stock. During May 2000, Mr. George agreed to surrender options to purchase 305,000 shares of common stock.

         o During August 2000, Mr. Spink agreed to surrender 1,212,856 shares in connection with a settlement of all our outstanding legal proceedings with him.

         Recapitalized as set forth above, the securities which we issued pursuant to the merger with Strategicus Partners, Inc. were issued and outstanding as of December 31, 2000, as follows:

                            Vested Shares of             Warrants to Purchase
                               Common Stock             Shares of Common Stock
                            ----------------            ----------------------
   Douglas Spink                 835,000                             0
   Barry Uphoff                  142,584                       332,416
   Darr Aley                     142,584                       332,416
   Stephen George                142,584                       382,416
                               ---------                     ---------
   TOTAL                       1,262,752                     1,047,248
                               =========                     =========

Loans to Officers and Directors

         Under the terms of our employment agreement with Mr. Cohen, we provided him with a loan in the principal amount of $100,000. The loan shall accrue interest at the rate of 8% per annum and is due on April 17, 2004, or such earlier date that Mr. Cohen shall have received aggregate proceeds of $5,000,000 from the sale of his options or the shares of common stock underlying his options. However, Mr. Cohen is not required to repay the loans if by April 17, 2004, the sum of the proceeds which he has received from the sale of his options or the shares of common stock underlying his options and the remaining equity in the options as of April 17, 2004 does not equal or exceed $5,000,000.

         In June 1999, we extended a loan to Mr. Darr Aley in the principal amount of $267,000 in connection with our acquisition of Strategicus Partners, Inc. The loan was to be forgiven over a three year period during which Mr. Aley was expected to provide consulting services to us. During March 2001, we restructured the loan to provide for a maturity date of June 2002. However, Mr. Aley is not required to repay the loan if by the maturity of June 2002, the sum of the proceeds which he has received from the sale of his warrants or shares received in connection with the Strategicus transaction, and the remaining value of such warrants or shares as of the maturity date, does not equal or exceed $5,000,000.

Consulting Agreements

         In connection with our merger on July 31, 1999 with Strategicus Partners, Inc. ("Strategicus Partners") we entered into consulting agreements with each of Stephen George and Darr Aley, current directors, as well as Barry Uphoff, a former director. Each of Messrs. George, Darr Aley and Uphoff were former principal shareholders of Strategicus Partners. Pursuant to the terms of the consulting agreements, we originally issued options to purchase an aggregate of 6,255,876 shares of common stock to Messrs. Uphoff, Darr Aley and George and agreed to pay each of them a monthly retainer of $500. Messrs. Uphoff, Darr Aley and George have subsequently agreed to surrender a substantial portion of these options. In May 2000, we finalized the terms of these options in warrant agreements in which the Company issued to each of Messrs. Uphoff and Darr Aley warrants to purchase 332,416 shares of common stock, of which warrants to purchase 192,275 shares vested immediately and warrants to purchase 140,141 shares remain subject to vesting provisions, and we issued Mr. George warrants to purchase 382,416 shares of common stock, of which warrants to purchase 192,275 shares vested immediately and warrants to purchase 190,141 shares remain subject to vesting provisions. The unvested shares issued pursuant to each of these warrant agreements will vest monthly on a pro rata basis over a period of 36 months from the date of the warrant agreements. In connection with his resignation from the Board of Directors in May 2000, Mr. Uphoff terminated his consulting agreement.

         In March 2001, we entered into a one-year consulting agreement with Mr. McCord, a director, whereby Mr. McCord would provide services to us related to our recently published change in business strategy and efforts to acquire operating businesses. As compensation for his services, we agreed to pay Mr. McCord a monthly fee of $8,750 and he received an option to purchase 50,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the trading day prior to the date of grant.


                                           By Order of the Board of Directors



                                           Dennis L. Pelino
                                           Chairman of the Board
                                           Dated:  August 24, 2001

                              STONEPATH GROUP, INC.

           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby constitutes and appoints Andrew P. Panzo and Dennis Pelino, with full power of substitution, as proxy, to vote for the undersigned all shares of the common stock, par value $.001 or Series C Convertible Participating Preferred Stock, par value $.001 per share of Stonepath Group, Inc., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at The Boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York 10006 at 10:00 a.m. local time on Tuesday, October 9, 2001, or at any adjournments thereof, upon the matters described in the accompanying proxy statement and upon such other matters as may properly come before the meeting. Said proxy is directed to vote or refrain from voting on the matters set forth in the accompanying proxy statement in the manner set forth on this proxy.

         You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

     THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

1.   Proposal 1

     ELECTION OF DIRECTORS                                                      FOR          WITHHELD
     Nominees: Dennis L. Pelino,  Andrew P. Panzo, David R. Jones,              /_/            /_/
     Aloysius T. Lawn, IV, Robert  McCord, J. Douglass Coates, Frank Palma

     For, except vote withheld for the following nominee(s):

     -------------------------------------------------------

     -------------------------------------------------------

     -------------------------------------------------------

     -------------------------------------------------------










                       This space intentionally left blank

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF STONEPATH GROUP, INC.

2.   Proposal 2

     Ratification of the appointment of KPMG LLP to serve as      FOR         AGAINST     ABSTAIN
     the auditors for the Company for the fiscal year ending
     December 31, 2001.                                           /_/           /_/         /_/

Check appropriate box
Indicate changes below:

Address Change  /_/    Name Change  /_/

                                                    The undersigned hereby acknowledges receipt of the
                                                    proxy statement.

                                                    PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN
                                                    THE ENCLOSED ENVELOPE.  NO POSTAGE REQUIRED IF
                                                    MAILED IN THE UNITED STATES.

                                                    NOTE:  Please sign name(s) exactly as printed
                                                    hereon.  Joint owners should each sign.  When
                                                    signing as attorney, executor, administrator,
                                                    trustee or guardian, please give full title as such.

                                                    SIGNATURE(S)
                                                                ------------------------------------------

                                                                ------------------------------------------

                                                    DATE                              , 2001
                                                                ----------------------

----------------------------------------------------------------------------------------------------------

    To vote online log-on to www.votestock.com and follow these three steps.

   Step 1: Enter login # from above address or below and your Social Security
                          Number or taxpayer ID number.

                                  Your Login #

            Step 2: Vote your proxy by checking the appropriate boxes

                         Step 3: Click on "Submit Vote"

                          1, 2, 3 . . . . You are done!


  If you have successfully voted online, please do not mail your proxy card in. You can change your vote up to the meeting date by repeating the above process.